PRESS RELEASE

FOR IMMEDIATE RELEASE

                                                   Contact: Marvin N. Schoenhals

August 17, 2004                                                   (302) 571-7294


        WSFS Financial Corporation Announces New Board Member and Advisor

WILMINGTON, Del., Aug. 17 -- WSFS Financial Corporation (NASDAQ/NMS: WSFS) announces that Calvert A. Morgan, Jr. has been elected a Director of the Company. In addition, he will join the management team in the capacity of Special Advisor.

Calvert A. Morgan, Jr. is the retired Chairman, President, and Chief Executive Officer of PNC Bank, Delaware in Wilmington, Delaware.

"We are extremely fortunate to have Calvert join the WSFS Team," said Marvin N. Schoenhals, Chairman and President of WSFS Financial Corporation. "He is an outstanding Delaware banker and brings unparalleled banking experience and knowledge that will be a tremendous benefit to WSFS. Mr. Morgan adds significant depth to WSFS as we continue to grow and expand our presence in Delaware," he added.

Mr. Morgan has considerable experience in Delaware banking. He joined Bank of Delaware (predecessor to PNC Bank, Delaware) in 1970 as a management trainee in Commercial Lending, advancing through various positions until being elected Vice President and Department Head of Commercial Lending in 1977. He was elected Senior Vice President of Corporate Banking in 1982 and Executive Vice President of Corporate Banking, Bank Operations and Corporate Planning in 1986.

In 1987 he was elected to the Board of Directors and later that year to President and Chief Operating Officer. In 1989, Mr. Morgan was elected Chief Executive Officer and became Chairman in 1990. He also served as a member of the Management Committee of PNC Financial Services Group, Inc. for several years.

"I am thrilled to join the WSFS organization in this capacity, and at this time of expansion," said Mr. Morgan. "WSFS is clearly one of Delaware's leading financial institutions, committed to delivering high levels of customer service and shareholder value."

Active in both business and community, Mr. Morgan served as Treasurer and then Chairman of the Delaware Business Roundtable, Inc., ending his term in 2003. Mr. Morgan is a former Board Member and past President of the Delaware Bankers Association. He also served as a Board Member of the United Way of Delaware.

At the present time, Mr. Morgan is a member of the Delaware Economic and Financial Advisory Council, which provides budgetary advice to the Governor and General Assembly of the State of Delaware. He also serves as a member of the Visiting Committee of the Lerner College of Business and Economics at the University of Delaware. He is a Board Member of Chesapeake Utilities Corporation
(NYSE). He also serves on their Corporate Governance Committee and the Compensation Committee.

WSFS Financial Corporation is a $2.4 billion financial services company. At June 30, 2004, its principal subsidiary, Wilmington Savings Fund Society, FSB, operated 23 retail banking offices in all three counties in Delaware, as well as Chester and Delaware Counties in Pennsylvania. Other operating subsidiaries include WSFS Credit Corporation, WSFS Reit, Inc., WSFS Investment Group, Inc. and Montchanin Capital Management, Inc. For more information, please visit the Bank's website at http://www.wsfsbank.com.

                                      * * *

Statements contained in this news release, which are not historical facts, are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by WSFS Financial Corporation with the Securities and Exchange Commission from time to time. The Corporation does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Corporation.